QuickLinks -- Click here to rapidly navigate through this document

Exhibit 4.5

STOCKHOLDERS' RIGHTS PLAN

    Stockholders' Rights Plan, dated effective as of April 20, 1995 (the "Plan"), between STAAR Surgical Company, a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company, a New York corporation (the "Rights Agent").

    WHEREAS, on April 20, 1995 (the "Rights Declaration Date"), the Board of Directors of the Company authorized and declared an dividend distribution of one (1) Right for each share of common stock, $.01 par value, of the Company (the "Common Stock") outstanding at the close of business on April 20, 1995 (the "Record Date") and has authorized the issuance of one Right (as such number may hereinafter be adjusted pursuant to the provisions of Section 11(p) hereof) for each share of Common Stock issued between the Record Date (whether originally issued or delivered from the Company's treasury) and the Distribution Date, each Right initially representing the right to purchase one share of Common Stock upon the terms and subject to the conditions hereinafter set forth (the "Rights");

    WHEREAS, the Board of Directors expressly made the adoption of the Plan contingent upon subsequent approval of the stockholders of the Company at the Annual Meeting of Stockholders to be held on June 6, 1995, and any adjournments thereof; and

    WHEREAS, if this Plan is not approved by the stockholders of the Company at said Annual Meeting of Stockholders or and any adjournments thereof, this Plan shall be null and void ab initio and of no further force and effect.

    NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

  Section 1. CERTAIN DEFINITIONS.

    For purposes of this Plan, the following terms have the meanings indicated:

    (a) Acquiring Persons—The term "Acquiring Persons" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of fifteen percent (15%) or more of the shares of Common Stock then outstanding. Notwithstanding the foregoing, the term "Acquiring Person" shall not include:

       (i) the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan, or

      (ii) any Person who or which, together with Affiliates and Associates of such Person, would be an Acquiring Person solely by reason of (A) being the Beneficial Owner of shares of Voting Stock of the Company, the Beneficial Ownership of which was acquired by such Persons pursuant to any action or transaction or series of related actions or transactions approved by the Board of Directors (provided, however that at the time of such approval of the Board of Directors there are then in office not less than two Continuing Directors (as such term is hereinafter defined) and such action or transaction or series of related actions or transactions are approved by a majority of the Continuing Directors then in office) before such Person otherwise became an Acquiring Person or (B) a reduction in the number of issued and outstanding shares of Voting Stock of the Company pursuant to a transaction or a series of related transactions approved by the Board of Directors (provided that at the time of such approval of the Board of Directors there are then in office not less than two Continuing Directors and such transaction or series of related transactions are approved by a majority of the Continuing Directors then in office); provided, further, however, that in the event such Person described in the foregoing clause (ii) does not become an Acquiring

  Person by reason of subclause (A) or (B) of said clause (ii), such Person shall nonetheless become an Acquiring Person in the event such Person thereafter acquires Beneficial Ownership of an additional one percent (1%) of the Voting Stock of the Company, unless the acquisition of such additional Voting Stock would not result in such Person becoming an Acquiring Person by reason of subclause (A) or (B) of subclause (ii).

    (b) Act—The term "Act" shall mean the Securities Act of 1933, as amended.

    (c) Affiliate and Associates—The terms "Affiliate" and "Associates" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

    (d) Beneficial Owner—A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," any securities:

       (i) which such Person or any of such Persons' Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," (A) securities rendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, or (B) securities issuable upon exercise or Rights at any time prior to the occurrence of a Triggering Event, or (C) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event which Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 hereof (the "Original Rights") or pursuant to Section 11(i) hereof in connection with an adjustment made with respect to any Original Rights;

      (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subparagraph (ii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

      (iii) which are beneficially owned, directly or indirectly, by any Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (ii) of this paragraph (d)) or disposing of any voting securities of the Company.

    Notwithstanding anything in this Section 1(d) to the contrary, noe of the Company's directors, officers or financial advisers shall be deemed a "Beneficial Owner" of, or to "beneficially own," any securities of the Company owned by any other director, officer or financial adviser of the Company by virtue of such Persons acting in their capacities as such, including in connection with the formulation and publication of the Board of Director's recommendation of its position, and actions taken in furtherance thereof, with respect to an acquisition proposal relating to the Company or a tender or exchange offer for the Common Shares of the Company.

    Further notwithstanding anything in this Section 1(d) to the contrary, a Person engaged in the business of underwriting securities shall not be deemed a "Beneficial Owner" of, or to "beneficially own," any securities acquired in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition.

    (e) Business Day—The term "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of California or the State of New York are authorized or obligated by law or executive order to close.

    (f)  Close of Business—The term "close of business" on any given date shall mean 5:00 P.M., California time, on the next succeeding day which is a Business Day.

    (g) Common Stock—The term "Common Stock" shall mean the common stock, $.01 par value, of the Company, except that "Common Stock" when used with reference to any Person other than the Company shall mean the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person.

    (h) Continuing Director—The term "Continuing Director" shall mean (i) any member of the Board of Directors of the Company, while such Person is a member of the Board, who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or any such Affiliate or Associate, and was a member of the Board prior to the date of this Plan, or (ii) any Person who subsequently becomes a member of the Board, while such Person is a member of the Board, who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person or a representative of an Acquiring Person or any such Affiliate or Associate, if such Person's nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors.

    (i)  Current Market Price—The term "current market price" shall have the meaning set forth in Section 11(d) hereof.

    (j)  Distribution Date—The term "Distribution Date" shall have the meaning set forth in Section 3(a) hereof.

    (k) Exchange Act—The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and in effect on the date of this Plan.

    (l)  "Expiration Date"—The term "Expiration Date" shall have the meaning set forth in Section 7(a) hereof.

    (m) Final Expiration Date—the term "Final Expiration Date" shall have the meaning set forth in Section 7(a) hereof.

    (n) Person—The term "Person" shall mean any individual, firm or corporation, partnership or other entity.

    (o) Principal Party—The term "Principal Party" shall have the meaning set forth in Section 13(b) hereof.

    (p) Purchase Price—The term "Purchase Price" shall have the meaning set forth in Section 4(a) hereof.

    (q) Redemption Price—The term "Redemption Price" shall have the meaning set forth in Section 23(a) hereof.

    (r) Rights—The term "Rights" shall have the meaning set forth in the WHEREAS clause at the beginning of this Plan.

    (s) Rights Certificates—The term "Rights Certificates" shall have the meaning set forth in Section 3(a) hereof.

    (t) Section 11(a)(ii) Event—the term "Section 11(a)(ii) Event" shall mean any event described in Section 11(a)(ii) hereof.

    (u) Section 13 Event—The term "Section 13 Event" shall mean any event described in clauses (x), (y) or (z) of Section 13(a) hereof.

    (v) Stock Acquisition Date—The term "Stock Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, a report filed pursuant to the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

    (w) Subsidiary—The term "Subsidiary" shall mean, with reference to any Person, any corporation of which an amount of voting securities sufficient to elect at least a majority of the directors of such corporation is beneficially owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

    (x) Trading Day—The term "Trading Day" shall have the meaning set forth in Section 11(d) hereof.

    (y) Triggering Event—The term "Triggering Event" shall mean any Section 11(a)(ii) Event or any Section 13 Event.

  Section 2. APPOINTMENT OF RIGHTS AGENT.

    The Company hereby appoints the Rights Agent to act as agent for the Company in accordance will the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time-to-time appoint such Co-Rights Agents as it may deem necessary or desirable.

  Section 3. ISSUANCE OF RIGHTS CERTIFICATE.

    (a)  Provision of Rights Certificate.  Until the earlier of (i) the close of business on the tenth (10th) day after the Stock Acquisition Date (or, if the tenth (10th) day after the Stock Acquisition Date occurs before the Record Date, the close of business on the Record Date), or (ii) the close of business on the tenth (10th) business day (or such later date as may be determined by action of the Board of Directors {but only if at the time of such determination by the Board of Directors there are then in office not less than two Continuing Directors and such action is approved by a majority of the Continuing Directors then in office} prior to such time as any Person becomes an Acquiring Person) after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would be the Beneficial Owner of fifteen percent (15%) or more of the shares of Common Stock then outstanding (the earlier of (i) or (ii) being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be certificates for Rights) and not by separate certificates, and (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company). As soon as practicable after the Distribution Date, the Rights Agent will send by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more rights certificates, in substantially the form of Exhibit A hereto (the "Rights Certificates"), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. In the event that an adjustment in the number of rights per share of Common Stock has been made pursuant to Section 11(p) hereof, at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole number of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

    (b)  Provision of Summary of Rights.  As promptly as practicable following the Record Date, the Company will send a copy of a Summary of Rights, in substantially the form attached hereto, as Exhibit B (the "Summary of Rights"), by first-class, postage prepaid mail, to each recorded holder of the Common Stock as of the close of business on the Record Date, at the address of such holder shown on the records of the Company; provided, however, the Company shall not be required to send a copy of the Summary of Rights to any stockholders who have received a copy of this Plan in connection with any proxy materials delivered to such stockholders which materials seek such stockholders' approval of this Plan. With respect to certificates for the Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for the Common Stock and the registered holders of the Common Stock shall also be the registered holders of the associated Rights. Until the earlier of the Distribution Date or the Expiration Date, the transfer of any certificates representing shares of Common Stock in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such shares of Common Stock.

    (c)  Legend.  Rights shall be issued in respect of all shares of Common Stock which are issued after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date. Certificates representing such shares of Common Stock shall also be deemed to be certificates for Rights, and shall bear the following legend:

    "THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN THE STOCKHOLDERS' RIGHTS PLAN DATED AS OF APRIL 20, 1995 (THE "RIGHTS PLAN") BETWEEN STAAR SURGICAL COMPANY (THE "COMPANY") AND AMERICAN STOCK TRANSFER & TRUST COMPANY (THE "RIGHTS AGENT"), THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS PLAN, SUCH RIGHTS WILL BE EVIDENCED BY SEPARATE CERTIFICATES AND WILL NO LONGER BE EVIDENCED BY THIS CERTIFICATE. THE RIGHTS AGENT WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS PLAN, AS IN EFFECT ON THE DATE OF MAILING, WITHOUT CHARGE PROMPTLY AFTER THE RECEIPT OF A WRITTEN REQUEST THEREFOR. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS PLAN, RIGHTS ISSUED TO, OR HELD BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS PLAN), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BECOME NULL AND VOID."

    With respect to such certificates containing the foregoing legend, until the earlier of (i) the Distribution Date or (ii) the Expiration Date, the Rights associated with the Common Stock represented by such certificates shall e evidenced by such certificates alone and registered holders of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

  Section 4. FORM OF RIGHTS CERTIFICATES.

    (a)  General.  The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall be substantially in the form set forth in Exhibit A hereto and may have such marks of identification or designation an such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Plan, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time-to-time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of shares of Common Stock as shall be set forth therein at the price set forth therein (such exercise price per share, the "Purchase Price"), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

    (b)  Held by Acquiring Person.  Any Rights Certificate issued pursuant to Section 3(a) or Section 22 hereof that represents Rights beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has a primary purpose or effect avoidance of Section 7(e) hereof, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

  "THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS PLAN). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH RIGHTS PLAN."

  Section 5. COUNTERSIGNATURE AND REGISTRATION.

    (a)  Execution. The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Plan any such person was not such an officer.

    (b)  Maintenance of Books.  Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the name and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates, and the date of each of the Rights Certificates.

  Section 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHTS CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHTS CERTIFICATES.

    (a)  Transfer, Split Up, Combination and Exchange of Rights.  Subject to the provisions of Section 4(b), Section 7(e) and Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Rights Certificate or Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder thereof to purchase a like number of shares of Common Stock as the Rights Certificate or Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrender Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e) and Section  14 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

    (b)  Loss, Theft, Destruction or Mutilation.  Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for counter signature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

  Section 7. EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS.

    (a)  Exercise of Rights.  Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c) and Section 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of shares of Common Stock as to which such surrendered Right are then exercisable, at or prior to the earlier of (i) the close of business on April 20, 2003, (the "Final Expiration Date"), or (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the earlier of (i) and (ii) being herein referred to as the "Expiration Date").

    (b)  Purchase Price.  The Purchase Price for each share of Common Stock pursuant to the exercise of a Right shall initially be fifty dollars ($50.00), and shall be subject to adjustment from time-to-time as provided in Section 11 and Section 13(a) hereof and shall be payable in accordance with paragraph (c) below.

    (c)  Delivery of Rights Certificates.  Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price per one share of Common Stock to be purchased as set forth below, and an amount equal to any applicable transfer tax, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly (i) (A) requisition from any transfer agent of the shares of Common Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of shares of Common Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of shares of Common Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of shares of Common Stock as are to be purchased (in which case certificates for the shares of Common Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price shall be made in cash or by certified bank check or bank draft payable to the Company.

    (d)  Partial Exercise.  In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14 hereof.

    (e)  Rights Held by Acquiring Person.  Notwithstanding anything in this Plan to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Plan or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of

Rights Certificates or other Persons as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

    (f)  Satisfactory Evidence of Exercise.  Notwithstanding anything in this Plan to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

  Section 8. CANCELLATION AND DESTRUCTION OF RIGHTS CERTIFICATES.

    All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Plan. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

  Section 9. RESERVATION AND AVAILABILITY OF CAPITAL STOCK.

    (a)  Reservation of Capital Stock.  The Company covenants and agrees that, from and after the Distribution Date, it will cause to be reserved and kept available out of its authorized and unissued shares of Common Stock not reserved for another purpose the number of shares of Common Stock that, as provided in this Plan, will be sufficient to permit the exercise in full of all outstanding Rights; provided, however, that the Company shall not be required to reserve and keep available shares of Common Stock or other securities sufficient to permit the exercise in full of all outstanding Rights pursuant to the adjustments set forth in Section 11(a)(ii)  or Section 13 hereof unless the Rights become exercisable pursuant to such adjustments.

    (b)  Listing on Stock Exchange.  So long as the shares of Common Stock issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

    (c)  Registration.  The Company shall use its best efforts to (i) file, as soon as required by law following the Distribution Date, a registration statement under the Act, with respect to the securities purchasable upon exercise of the rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the date of the expiration of the Rights. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Plan to the contrary, the Rights shall not be exercised in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained.

    (d)  Fully Paid; Non-Assessable.  The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Common Stock delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price) be duly and validly authorized and issued and fully paid and nonassessable.

    (e)  Transfer Taxes and Charges.  The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for a number of shares of Common Stock upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of a number of shares of Common Stock in respect of a name other than that of, the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for a number of shares of Common Stock in a name other than that of the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

  Section 10. COMMON STOCK RECORD DATE.

    Each Person in whose name any certificate for a number of shares of Common Stock (or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such shares of Common Stock represented thereby on, and such certificates shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the date upon which the Rights Certificate evidenced such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Stock transfer books of the Company are closed, such Person shall be dated, the next succeeding Business Day on which the Common Stock transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceeding of the Company except as provided herein.

  Section 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER AND KIND OF SHARES OR NUMBER OF RIGHTS.

    The Purchase Price, the number and kind of shares covered by each Right and the Number of Rights outstanding are subject to adjustment from time-to-time as provided in this Section 11.

  (a)  Certain Events.

      (i)  Stock Dividend, Subdivision, Combination or Reclassification.  In the event the Company shall at any time after the date of this Plan (A) declare a dividend on the Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares, or (D) issue any shares of its capital stock in the reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and

  Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Common Stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Common Stock which, if such Right had been exercised immediately prior to such date and at a time when the Common Stock transfer books of the Company were open, such holder would have owned upon such exercise and be entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii)  hereof.

      (ii) Reduction in Purchase Price in the Event of Stock Acquisition.  In the event that any Person shall, at any time after the Rights Declaration Date (as defined in the WHEREAS clause at the beginning of this Plan), become an Acquiring Person, unless the event causing such person to become an Acquiring Person is an acquisition of shares of Common Stock pursuant to a tender offer or an exchange offer for all outstanding shares of Common stock at a price and on terms determined by at least a majority of the members of the Board of Directors who are not officers of the Company (provided that at the time of such determination of the Board of Directors there are then in office not less than two Continuing Directors and such determination is also made by a majority of the Continuing Directors then in office), after receiving advice from one or more investment banking firms, to be (a) at a price which is fair to stockholders (taking into account all factors which such members of the Board deem relevant including, without limitation, prices which could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and (b) otherwise in the best interests of the Company and its stockholders (a "Qualifying Tender Offer"), then, subject to the last sentence of Section 23(a) and except as otherwise provided in this Section 11, each holder of a Right (except as provided in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof, the number of shares of Common Stock as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of shares of Common Stock for which a Right was exercisable immediately prior to the first occurrence of the Section 11(a)(ii) Event and (y) dividing that product by fifty percent (50%) of the current market price (as determined pursuant to Section 11(d) hereof) per share of the Common Stock on the date of the occurrence of such Section 11(a)(ii) Event.

    (b)  Grant of Subscription Rights.  In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Common Stock entitling them to subscribe for or purchase (for a period expiring within forty-five (45) calendar days after such record date) Common Stock (or shares having the same rights, privileges and preference as the shares of Common Stock ["equivalent common stock"]) or securities convertible into Common Stock or equivalent common stock at a price per share of Common Stock or per share of equivalent common stock (or having a conversion price per share, if a security convertible into Common Stock or equivalent common stock) less than the current stock market price as determined pursuant to Section 11(d) hereof) per share of Common Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock and/or equivalent common stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of shares of Common Stock outstanding on such record date, plus the number of additional shares of Common Stock and/or equivalent common stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

    (c)  Distribution of Property.  In case the Company shall fix a record date for a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other that a dividend in Common Stock, but including any dividend payable in stock other than Common Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price (as determined pursuant to Section 11(d) hereof) per share of Common Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Common stock, and the denominator of which shall be such current market price (as determined pursuant to Section 11(d) hereof) per share of Common Stock. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

    (d)  Determination of Market Price.  For the purpose of any computation herein, the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current market price per share of the Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (A) a dividend or distribution of such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock (other than the Rights), or (B) any subdivision, combination or reclassification of such Common Stock, and prior to the expiration of the requisite thirty (30) Trading Day period after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the "current market price" shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NASDAQ National Market System or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by NASDAQ, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported by NASDAQ or, if the shares of Common Stock are not listed or admitted to trading on NASDAQ, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the

Board of Directors of the Company. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Company shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Stock is not publicly held or not so listed or traded, "current market price" per share shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

    (e)  De Minimus Adjustments. Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one-thousandth of a share of Common Stock or other share as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which mandates such adjustment, or (ii) the Expiration Date.

    (f)  Adjustments Upon Section 11(a)(ii) or Section 13 Events.  If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares or fraction of a share of capital stock other than Common Stock, thereafter the number or fraction of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time-to-time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j), (k) and (m), and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Common Stock shall apply on like terms and to any such other shares.

    (g)  Evidence of Adjustments.  All rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of shares of Common Stock purchasable from time-to-time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

    (h)  Calculation of Adjusted Rights to Purchase Common Stock.  Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that fraction of a share (or number of shares) of Common Stock (calculated to the nearest one-thousandth) obtained by (i) multiplying (x) the number of shares covered by a Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

    (i)  Adjustment in Rights in Lieu of Shares.  The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of shares of Common Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of shares of Common Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificate has been issued, shall be at least ten (10) days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders of record in substitution and replacement for the Rights Certificate held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

    (j)  No Requirement to Amend Rights Certificates.  Irrespective of any adjustment or change in the Purchase Price or the fraction of a share (or number of shares) of Common Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of shares which were expressed in the initial Rights Certificates issued hereunder.

    (k)  Reduction Below Stated or Par Value.  Before taking any action that would cause an adjustment reducing the Purchase Price below the then stated or par value, if any, of the number of shares of Common Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue such number of fully paid and nonassessable shares of Common Stock at such adjusted Purchase Price.

    (l)  Deferral of Adjustment.  In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercise after such record date the number of shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

    (m)  Reductions in Purchase Price.  Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgement the Board of Directors of the Company shall determine to be advisable in order that any (i) consolidation or subdivision of the Common Stock, (ii) issuance wholly for cash of any shares of Common Stock at less than the current market price, (iii) issuance wholly for cash of shares of Common Stock or securities which by their terms are convertible into or exchangeable for shares of Common Stock, (iv) stock dividends, or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Common Stock shall not be taxable to such stockholders.

    (n)  Covenant Not to Consolidate, Merger or Transfer or Sell Assets or Earning Power.  The Company covenants and agrees that is shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in an transaction which complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or earning power aggregating more than fifty percent (50%) of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the stockholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

    (o)  Covenant Not to Diminish or Eliminate Rights.  The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or Section 26 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

    (p)  Proportionate Adjustments.  Anything in this Plan to the contrary notwithstanding, in the event that the Company shall at any time after the Rights Declaration Date and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common stock, or (iii) combine the outstanding shares of Common Stock into a small number of shares, the number of Rights associated with each share of Common stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction, the numerator which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event, and the denominator of which shall be the total number of share of Common Stock outstanding immediately following the occurrence of such event.

    (q)  Substitution of Common Stock Equivalents.  In lieu of issuing shares of Common Stock in accordance with Section 11(a)(ii) hereof, the Board of Directors may, and, in the event that the number of shares of Common Stock which are authorized by the Company's Certificate of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with Section 11(a)(ii) hereof, the Board of Directors shall, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, (A) determine the value of the shares of Common Stock (the "Adjustment Shares") issuable upon the exercise of a Right immediately after the adjustments provided for in Section 11(a)(ii) (the "Current Value") and (B) with respect to each Right (other than Rights which have become void pursuant to the provisions hereof), make adequate provision to substitute for any or all such Adjustment Shares, upon payment of the applicable Purchase, Price, (1) cash, (2) other equity securities of the Company (including, without limitation, shares, or units of shares of preferred stock which, by virtue of having dividend, voting and liquidation rights substantially comparable to those of the Common Stock, are deemed in good faith by the Board of Directors to have substantially the same value as shares of Common Stock [such shares or units of shares of preferred stock are herein called "Common Stock equivalents"]), (3) debt securities of the Company, (4) other assets, (5) a reduction of the Purchases Price, or (6) any combination of the foregoing having a value which, when added to the value of the shares of Common Stock actually issued upon exercise of such Right, shall have an aggregate value equal to the Current Value, where such aggregate value has been determined in good faith by the Board of Directors based upon the advice of a nationally recognized independent investment banking firm selected in good faith by the Board of Directors; provided, however, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the date (the "Section 11(a)(ii) Trigger Date") which is the later of (a) the first occurrence of a Section 11(a)(ii) Event and (b) the date on which the Company's right of redemption pursuant to Section 23(a) expires, then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and cash have an aggregate value equal to the excess of (x) the Current Value over (y) the Purchase Price times the number of one and one-half shares of Common Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event. If, upon the occurrence of a Section 11(a)(ii) Event, the number of shares of Common Stock that are authorized by the Company's Restated Certificate of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit exercise in full of the Rights in accordance with Section 11(a)(ii) hereof, and if the Board of Directors shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, then, if the Board of Directors so elects, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such thirty (30) day period, as it may be extended, is herein called the "Substitution Period"). To the extent that the Company determines that some action must be taken pursuant to the first or second sentence of this Section 11(q), the Company (1) shall provide, subject to Section 11(a)(ii) hereof and the last sentence of this Section 11(q), that such action shall apply uniformly to all outstanding Rights and (2) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(q), the value of the Common Stock shall be the Current market price per share of the Common Stock on the Section 11(a)(ii) Trigger Date and the per share or per unit value of any "Common Stock equivalent" shall be deemed to equal the current market price per share of the Common Stock on such date. The Board of Directors may, but shall not be required to, establish procedures to allocate the right to receive Common Stock upon the exercise of the Rights among holders of Rights pursuant to this Section 11(q).

  Section 12.  CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES.

    Whenever an adjustment is made as provided in Section 11 and Section 13 hereof, the Company shall (a)  promptly prepare a certificate setting forth such adjustment and a brief statement o the facts accounting for such adjustment, (b) promptly file with the Rights Agent, and with the transfer agent for the Common Stock, a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing shares of Common Stock) in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying and on any such certificate on any adjustment therein contained.

  Section 13.  CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER.

    (a) Reduction of Purchase Price in the Event of Consolidation, Merger, or Sale or Transfer of Assets or Earning Power. In the event that, following the Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer) in one transaction or a series of related transactions, assets or earning power aggregating more than fifty percent (50%) of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof), then, and in each such case, proper provisions shall be made so that: (i) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price (disregarding any adjustment of the Purchase Price pursuant to Section 11(a)(ii) hereof) in accordance with the terms of this Plan, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable shares of Common Stock of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of shares of Common Stock for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of shares for which a right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence), and dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the "Purchase Price" for each Right and for all purposes of this Plan) by (2) fifty percent (50%) of the current market price (determined pursuant to Section 11(d)(i) hereof) per share of the Common Stock of such Principal Party on the date of consummation of such Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Plan; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Section 13 Event.

    (b) Definition of Principal Party. The term "Principal Party" shall mean: (i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and (ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions; provided, however, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered "Principal Party" shall refer to such other Person; and (2) in case such Person is a Subsidiary, directly or indirectly, o more than one Person, the Common Stocks of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value.

    (c) Covenant of Principal Party to Provide Supplemental Agreement. The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have s sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets mentioned in paragraph (a) of this Section 13, the Principal Party will:

      (i)  prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date; and

      (ii) will deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

    The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

    (d) Qualifying Tender Offer. Notwithstanding anything in this Plan to the contrary, Section 13 shall not be applicable to a transaction described in subparagraphs (x) and (y) of Section 13(a) if (i) such transaction is consummated with a Person or Persons who acquired shares of Common Stock pursuant to a tender offer or exchange offer for all outstanding shares of Common Stock which complies with the provisions of Section 11(a)(ii)  hereof (or a wholly owned Subsidiary of any such Person or Persons); (ii) the price per share of Common Stock offered in such transaction is not less than the price per share of Common Stock paid to all holders of shares of Common Stock whose shares were purchased pursuant to such tender offer or exchange offer; and (iii) the form of consideration being offered to the remaining holders of shares of Common Stock pursuant to such transaction is the same as the form of consideration paid pursuant to such tender offer or exchange offer. Upon consummation of any such transaction contemplated by this Section 13(d), all Rights hereunder shall expire.

  Section 14.  FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

    (a) Cash in Lieu of Fractional Rights. The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(p) hereof, or to distribute Rights Certificates which evidence fractional rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would be otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other over-the-counter system then in use, or on any such date the Rights are not quoted by any such organization, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on such principal national stock exchange on which the Rights are listed or admitted to trading, as reported in the principal consolidated transaction reporting system with respect to securities listed on such principal national securities exchange, or if the Rights are not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

    (b) Cash in Lieu of Fractional Shares. The Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share of Common Stock. For purposes of this Section 14(b), the current market value of a share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to Section 11(d) hereof) for the Trading Day immediately prior to the date of such exercise.

    (c) Waiver of Right Holder. The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares of Common Stock upon exercise of a Right, except as permitted by this Section 14.

  Section 15.  RIGHTS OF ACTION.

    All rights of action in respect of this Plan, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate and in this Plan. Without limiting the foregoing or any remedies available to the holders of the Rights, the holders of the Rights would not have an adequate remedy at law for any breach of this Plan and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Plan.

  Section 16.  AGREEMENT OF RIGHTS HOLDERS.

    Every holder of a Right by accepting of the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

    (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;

    (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

    (c) subject to Section 6(a) and Section 7(b) hereof, the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e) hereof, shall be required to be affected by any notice to the contrary; and

    (d) notwithstanding anything in this Plan to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Plan by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligations; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

  Section 17.  HOLDER OF RIGHTS CERTIFICATE NOT DEEMED A STOCKHOLDER.

    No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the fraction of a share (or number of shares) of Common Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

  Section 18.  CONCERNING THE RIGHTS AGENT.

    (a) Compensation; Indemnity; Limitation on Liability. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time-to-time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Plan in the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Plan, including the costs and expenses of defending against any claim of liability in the premises. Anything in this Plan to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits) even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

    (b) Reliance. The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Plan in reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons or otherwise upon the advice of counsel as set forth in Section 20(a) hereof.

  Section 19.  MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT.

    (a) Merger or Consolidation. Any corporation into which the rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agents or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Plan without the execution or filing of any paper or any further action on the part of any of the parties hereto; provided, however, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Plan, any of the Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificate so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and this Plan.

    (b) Use of Prior Name. In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificate shall have the full force provided in the Rights Certificates and in this Plan.

  Section 20.  DUTIES OF RIGHTS AGENT.

    The Rights Agent undertakes the duties and obligations imposed by this Plan upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

    (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

    (b) Whenever in the performance of its duties under this Plan the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of "current market price") be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the Vice Chairman of the Board, if any, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Plan in reliance upon such certificate.

    (c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

    (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Plan or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

    (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Plan or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Plan or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or Section 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Plan or any Rights Certificate or as to whether any shares of Common Stock will, when so issued, be validly authorized and issued, fully paid and nonassessable.

    (f)  The Company agrees that it will perform, execute acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Plan.

    (g) The Rights Agent is hereby authorized and directed to accept instructions will respect to the performance of its duties hereunder from the Chairman of the Board, the Vice Chairman of the Board, if any, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or for any delay in waiting for thise instructions.

    (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Plan. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

    (i)  The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agent, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct; provided, however, reasonable care was exercised in the selection and continued employment thereof.

    (j)  No provision of this Plan shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

    (k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause (1) and/or (2) thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

  Section 21.  CHANGE OF RIGHTS AGENT.

    The Rights Agent or any successor rights Agent may resign and be discharged from its duties under this Plan upon sixty (60) days' notice in writing mailed to the Company, and to each transfer agent of the Common Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon sixty (60) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to the transfer agent of the Common Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of sixty (60) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificates may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of any state of the United States, in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least one hundred million dollars ($100,000,000). After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

  Section 22.  ISSUANCE OF NEW RIGHTS CERTIFICATES.

    Notwithstanding any of the provisions of this Plan or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Plan. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversation or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

  Section 23.  REDEMPTION AND TERMINATION.

    (a) Redemption of Rights. The Board of Directors of the Company may, at its option, at any time prior to the earlier of (i) the close of business on the tenth (10th) day following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the close of business on the tenth (10th) day following the Record Date) subject to extension by the Company pursuant to Section 26 hereof, or (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.001 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price") and the Company may, at its option, pay the Redemption Price either in shares of Common Stock (based on the "current market price", as defined in Section 11(d) hereof, of the shares of Common Stock at the time of redemption) or cash; provided, however, if the Board of Directors of the Company authorizes redemption of the Rights in either of the circumstances set forth in clauses (1) and (2) below, then there must be Continuing Directors then in office and such authorization shall require the concurrence of a majority of such Continuing Directors: (2) such authorization occurs on or after the time a Person becomes an Acquiring Person, or (2) such authorization occurs on or after the date of a change (resulting from a proxy or consent solicitation) in a majority of the directors in office at the commencement of such solicitation of any Person who is a participant in such solicitation has stated (or, if upon the commencement of such solicitation, a majority of the Board of Directors of the Company has determined in good faith) that such person (or any of its Affiliates or Associates) intends to take, or may consider taking, any action which would result in such Person becoming an Acquiring Person or which would cause the occurrence of a Triggering Event unless, concurrent with such solicitation, such Person (or one or more of its Affiliates or Associates) is making a cash tender offer pursuant to a Schedule 14D-1 (or any successor form) filed with the Securities and Exchange Commission for all outstanding shares of Common Stock not beneficially owned by such Person (or by its Affiliates or Associates); provided further, however, that if, following the occurrence of a Stock Acquisition Date and following the expiration of the right or redemption hereunder but prior to any Triggering Event, (1) a Person who is an Acquiring Person shall have transferred or otherwise disposed of a number of shares of Common Stock in one transaction or a series of transactions, not directly or indirectly involving the Company or any of its Subsidiaries, which did not result in the occurrence of a Triggering Event such that such Person is thereafter a Beneficial Owner of ten percent (10%) or less of the outstanding shares of Common Stock, and (2) there are no other Persons, immediately following the occurrence of the event described in clause (1), who are Acquiring Persons, then the right of redemption shall be reinstated and thereafter be subject to the provisions of this Section 23. Notwithstanding anything contained in this Plan to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company's right of redemption hereunder has expired.

    (b) Effectiveness; Notice. Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder's last address as it appears upon the registry books of the Right Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Stock; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

  Section 24.  NOTICE OF CERTAIN EVENTS.

    (a) General. In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Common Stock or to make any other distribution to the holders of Common Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the holders of Common Stock rights or warrants to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision of outstanding shares of Common Stock), or (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than fifty percent (50%) of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 25 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the shares of Common Stock for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Common Stock whichever shall be the earlier.

    (b) Section 11(a)(ii) Events. In case any other events set forth in Section 11(a)(ii) hereof shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 25 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof, and (ii) all references in the preceding paragraph to Common Stock shall be deemed thereafter to refer, if appropriate, to other securities.

  Section 25.  MANNER OF NOTICES.

    Notices or demands authorized by this Plan to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid addressed (until another address is filed in writing with the Rights Agent) as follows:

STAAR Surgical Company 1911 Walker Avenue Monrovia, California 91016
Attention: Chairman of the Board and Chief Executive Officer
Copy to:
Pollet, Skousen & Woodbury, a Law Corporation 10900 Wilshire Boulevard, Suite 500 Los Angeles, California 90024
Attention: John M. Woodbury, Jr., Esq.

    Subject to the provisions of Section 21, any notice or demand authorized by this Plan to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

American Stock Transfer & Trust Company 40 Wall Street New York, New York 10005
Attention: Vice President, Stock Transfer

    Notices or demands authorized by this Plan to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage pre-paid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

  Section 26.  SUPPLEMENTS AND AMENDMENTS.

    (a) Before Rights Redeemable. For as long as the Rights are then redeemable and except as provided in paragraph (c) of this Section  26, the Company may in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Plan without the approval of any holders of the Rights or the Common Stock (notwithstanding their approval or ratification of this Plan) including, without limitation: (i) lowering the thresholds set forth in Sections 1(a) and 3(a) to not less than the greater of (x) the sum of .001% and the largest percentage of the outstanding shares of Common Stock then known by the Company to be beneficially owned by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) and (y) ten percent (10%); (ii) fixing a Final Expiration Date later than the date set forth in Section 7(a) hereof (but not to exceed three {3} years in addition to the date initially specified in said Section); or (iii) increasing the Purchase Price (but not by an amount exceeding fifty percent (50%) or the original Purchase Price), as it may be adjusted pursuant to the terms of this Plan.

    (b) After Rights Redeemable. At any time when the Rights are not then redeemable and except as provided in paragraph (c) of Section  26, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend this Plan without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder, or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable, provided, however, that: (1) no such supplement or amendment pursuant to clause (iii) above shall (A) lengthen any time period relating to when Rights may be redeemed at such time as the Rights are not then redeemable, or (B) lengthen any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights; and (2) no such supplement or amendment pursuant to clause (iv) above shall materially adversely affect the interest of the holders of Rights Certificates as such.

    (c) After Person Becomes Acquiring Person. Notwithstanding anything contained in this Plan to the contrary, supplements or amendments may be made after the time that any Person becomes an Acquiring Person (other than pursuant to a Qualifying Tender Offer) only if at the time of the action of the Board of Directors approving such supplement or amendment there are then in office not less than two Continuing Directors and such supplement or amendment is approved by a majority of the Continuing Directors then in office.

    (d) Supplement or Amendment by Rights Agent. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment.

  Section 27.  SUCCESSORS.

    All the covenants and provisions of this Plan by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

  Section 28.  DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS.

    For all purposes of this Plan, any calculation of the number of shares of common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company (with, where specifically provided for herein, the concurrence of the Continuing Directors) shall have the exclusive power and authority to administer this Plan and to exercise all rights and powers specifically granted to the Board (with, where specifically provided for herein, the concurrence of the Continuing Directors) or to the Company, or as may be necessary or advisable in the administration of this Plan, including, without limitation, the right and power to (i) interpret the provisions of this Plan and (ii) make all determinations deemed necessary or advisable for the administration of this Plan. All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board (with, where specifically provided for herein, the concurrence of the Continuing Directors) in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board or the Continuing Directors to any liability to the holders of the Rights.

  Section 29.  BENEFITS OF PLAN.

    Nothing in this Plan shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Plan; but this Plan shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock).

  Section 30.  SEVERABILITY.

    If any term, provision, covenant or restriction of this Plan is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Plan to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language form this Plan would adversely affect the purpose or effect of this Plan, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire unit the close of business on the tenth (10th) day following the date of such determination by the Board of Directors. Without limiting the foregoing, if any provision requiring that a determination be made by less than the entire Board (or at a time or with the concurrence of a group of directors consisting of less than the entire Board) is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, such determination shall then be made by the Board in accordance with applicable law and the Company's Certificate of Incorporation and By-laws.

  Section 31.  GOVERNING LAW.

    This Plan, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State, except that the rights and obligations of the Rights Agent shall be governed by the laws of the State of New York.

  Section 32.  COUNTERPARTS.

    This Plan may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

  Section 33.  DESCRIPTIVE HEADINGS.

    Descriptive headings of the several Sections of this Plan are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

    IN WITNESS WHEREOF, the parties hereto have caused this Plan to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

Attest:			STAAR SURGICAL COMPANY
By:		By:
Name:	William C. Huddleston	Name:	John R. Wolf
Title:	Secretary	Title:	President and Chairman of the Board
Attest:			AMERICAN STOCK TRANSFER & TRUST COMPANY
By:		By:
Name:		Name:
Title:		Title:

Exhibit A

    [Form of Rights Certificate]

  Certificate No. R—                    (      ) Rights

  NOT EXERCISABLE AFTER APRIL 20, 2003 OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.001 PER RIGHT ON THE TERMS SET FORTH IN THE STOCKHOLDERS' RIGHTS PLAN. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE STOCKHOLDERS' RIGHTS PLAN) AND ANY SUBSEQUENT HOLDER OF THE RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE STOCKHOLDERS' RIGHTS PLAN). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH PLAN.]1

1
The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

RIGHTS CERTIFICATE
STAAR SURGICAL COMPANY

    This certifies that            , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Stockholders' Rights Plan, dated as of April 20, 1995 (the "Rights Plan"), between Staar Surgical Company, a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company, a New York corporation (the "Rights Agent"), to purchase from the Company at any time prior to 5:00 p.m. (New York time) on April 20, 2003 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one (1) fully paid, non-assessable share of common stock, par value $.01 (the "Common Stock"), of the Company, at a purchase price of fifty dollars ($50.00) per share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The Purchase Price shall be paid in cash. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, and the number and Purchase Price as of April 20, 1995, based on the Common Stock as constituted at such date.

    Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Plan), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Plan), (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Plan, a transferee of person who, after such transfer, became an Acquiring Person or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

    As provided in the Rights Plan, the Purchase Price and the number and kind of shares of Common Stock or other capital stock or other securities, which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

    This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Plan, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Plan reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Plan. Copies of the Rights Plan are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent.

    This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Common Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

    Subject to the provisions of the Rights Plan the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.001 per Right at any time prior to the earlier of the close of business on (i) the tenth (10th) day following the Stock Acquisition Date (as such time period may be extended pursuant to the Rights Plan) and (ii) the Final Expiration Date. Under certain circumstances set forth in the Rights Plan, the decision to redeem shall require the concurrence of a majority of the Continuing Directors. After the expiration of the redemption period, the company's right of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to ten percent (10%) or less of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company.

    No fractional shares of Common Stock will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Plan.

    No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Plan or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Plan), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Plan.

    This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

    WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of

Attest:		STAAR SURGICAL COMPANY

By:		By:
Name:		Name:
Title:	Secretary	Title:	President
Countersigned:
American Stock Transfer & Trust Company

By:
Authorized Signature

[Form of Reverse Side of Rights Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if
such holder desires to transfer the Rights Certificate.)

    FOR VALUE RECEIVED            hereby sells, assigns and transfers unto (print name and address of transferee)                         this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                        Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated:
Signature
Signature Guaranteed:

Certificate

    The undersigned hereby certifies by checking the appropriate boxes that:

(1)
this Rights Certificate [  ] is [  ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Plan);

(2)
after due inquiry and to the best knowledge of the undersigned, it [  ] did [  ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:
Signature

Signature Guaranteed:

Notice

    The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

1

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to
exercise Rights represented by the
Rights Certificate.)

To: STAAR Surgical Company

    The undersigned hereby irrevocably elects to exercise            (      ) Rights represented by this Rights Certificate to purchase the shares of Common Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to: (Please insert name, address, and social security or other identifying number)            . If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to: (Please insert name, address, and social security or other identifying number) .

Dated:
Signature
Signature Guaranteed:

Certificate

    The undersigned hereby certifies by checking the appropriate boxes that:

(1)
the Rights evidenced by this Rights Certificate [  ] are [  ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Plan);

(2)
after due inquiry and to the best knowledge of the undersigned, it [  ] did [  ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:
Signature

Signature Guaranteed:

Notice

    The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the fact of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

1

Exhibit B

SUMMARY OF RIGHTS TO PURCHASE COMMON STOCK

    On April 20, 1995, the Board of Directors of STAAR Surgical Company (the "Company") unanimously adopted a resolution approving the immediate effectiveness of a Stockholders' Rights Plan (the "Rights Plan"), subject to subsequent approval of the Rights Plan by the stockholders of the Company at the Annual Meeting of Stockholders of the Company on June 6, 1995, or any adjournments thereof. On June 6, 1995 the stockholders of the Company approved the adoption of the Plan.

    Pursuant to the terms of the Rights Plan, the Company declared a dividend distribution of one Right for each outstanding share of Common Stock to stockholders of the Company of record at the close of business on April 20, 1995. Each Right entitles the registered holder to purchase from the Company one share of Common Stock at a price of $50.00 per share (the "Purchase Price"), subject to adjustment. The Purchase Price shall be paid in cash. The description and the terms of the Rights are set forth in the Rights Plan.

    Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date"), or (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of such outstanding shares of Common Stock. Until the Distribution Date, (i) the Rights will be evidenced by Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after June 6, 1995, will contain a notation incorporating the Rights Plan by reference and (iii) the surrender for transfer of any outstanding Common Stock certificates also will constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

    The Rights are not exercisable until the Distribution Date and will expire at the close of business on April 20, 2003, unless earlier redeemed by the Company as described below.

    As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

    Upon any Person becoming the beneficial owner of 15% or more of the then outstanding shares of Common Stock (except pursuant to an offer for all outstanding shares of Common Stock that is determined by the Board of Directors to be fair to and otherwise in the best interests of the Company and its stockholders [a "Qualifying Tender Offer"]), each holder of a Right thereafter will have the right to receive, upon exercise thereof, the number of shares of Common Stock as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of shares of Common Stock for which such Right was exercisable immediately prior to the occurrence of such event and (y) dividing that product by 50% of the market price per share of Common Stock. Notwithstanding any of the foregoing, following the occurrence of such event, all rights that are, or (under certain circumstances specified in the Rights Plan) were beneficially owned by any Acquiring Person, will be null and void. However, Rights are not exercisable following the occurrence of either of the events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

2

    For example, assume that a stockholder holds Rights to purchase 100 shares of Common Stock at the $50 Purchase Price, and further assume that the Common Stock had a per share trading price of $20 at the time of an event set forth in the preceding paragraph. As a result, the holder would have the right to purchase 500 shares of Common Stock for the aggregate purchase price of $5,000, or $10 per share. The 500 share figure is determined by (x) multiplying the $50 Purchase Price by 100 (representing the number of shares of Common Stock the holder was entitled to purchase by virtue of the Rights), and (y) dividing that product by $10 (or 50% of the $20 market price of the Common Stock). The $5,000 aggregate purchase price for said 500 shares is determined by multiplying the 100 shares of Common Stock the holder was initially entitled to purchase by virtue of the Rights by the $50 Purchase Price per Right.

    In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) thereafter shall have the right, upon payment of the Purchase Price (without giving effect to the adjustment described in the immediately preceding paragraph), to buy such number of shares of common stock of the acquiring company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of shares of Common Stock for which such Rights were exercisable immediately prior to the occurrence of such event and (y) dividing that product by 50% of the market price per share of the common stock of the acquiring company. The event set forth in this paragraph and in the preceding paragraph are referred to as the "Triggering Events."

    The Purchase Price payable, and the number of shares of the Common Stock issuable, upon exercise of the Rights are subject to adjustment from time to time prevent to dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) if holders of the Common Stock are granted certain rights or warrants to subscribe for the Common Stock or convertible securities at less than the current market price of the Common Stock, or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

    With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of Common Stock will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

    The Company is only obligated to maintain authorized but unissued shares of Common Stock for holders of Rights once a Distribution Event occurs. The Company is permitted, however, if sufficient shares of unissued but authorized Common Stock are not available to be purchased by holders of Rights, to distribute to such holders, in lieu of Common Stock, other securities of the Company with equivalent value to the Rights exercised, such as preferred stock, debt instruments, or reduction in Purchase Price.

    At any time until 10 days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right, payable in cash or shares of Common Stock. Under certain circumstances set forth in the Rights Plan, the decision to redeem shall require the concurrence of a majority of the Continuing Directors (as hereinafter defined). After the redemption period has expired, the Company's rights of redemption may be restated if an Acquiring Person reduces his or her beneficial ownership to 10% or less of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company. Immediately upon the action of the Board of Directors ordering redemption of the Rights, with, where required, the concurrence of

3

the Continuing Directors, the Rights will terminate and the only right which the holders of Rights will thereafter have will be to receive the $.001 redemption price.

    The term "Continuing Directors" means any member of the Board of Directors of the Company who was a member of the Board prior to the date of the Rights Plan, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors, but shall not include an Acquiring Person, or an affiliate or associate of an Acquiring Person, or any representative of the foregoing.

    Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for the Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth.

    Any of the provisions of the Rights Plan may be amended by the Board of Directors of the Company as long as the Rights are then redeemable including, without limitation, the 15% threshold (but not, in general, below 10%), the purchase price (but not by more than 50%), or Final Expiration Date (but not by more than 3 additional years). When the Rights are not redeemable, the provisions of the Rights Plan may be amended by the Board in order to cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision or to make changes which do not affect adversely the interests of holder of Rights; provided, however, that amendments proposed to be made after a person becomes an Acquiring Person (other than pursuant to a Qualifying Tender Offer) may be made only if approved by a majority of the Continuing Directors.

    The Company covenants in the Rights Plan to file a registration statement under the Securities Act of 1933 with respect to shares of Common Stock purchasable upon exercise of the Rights as soon as a Section 11(a)(ii) Event occurs, or as soon as required by law, and may temporarily suspend, for no more than 90 days, the exercisability of the Rights to permit the registration statement to become effective.

    A copy of the Rights Plan has been filed with the Securities and Exchange Commission as an Exhibit to a Proxy Statement dated May 12, 1995. A copy of the Rights Plan is available free of charge from the Rights Agent. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Plan, which is incorporated herein by reference.

4

QuickLinks

Exhibit 4.5
STOCKHOLDERS' RIGHTS PLAN
Exhibit A
RIGHTS CERTIFICATE STAAR SURGICAL COMPANY
[Form of Reverse Side of Rights Certificate]
FORM OF ASSIGNMENT
(To be executed by the registered holder if such holder desires to transfer the Rights Certificate.)
Certificate
Notice
FORM OF ELECTION TO PURCHASE
(To be executed if holder desires to exercise Rights represented by the Rights Certificate.)
Certificate
Notice
Exhibit B
SUMMARY OF RIGHTS TO PURCHASE COMMON STOCK